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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Financial Statements" in the Statement of Additional Information and to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectuses constituting parts of this post-effective amendment No. 38 to the registration statement on Form N-1A of Morgan Stanley Institutional Fund, Inc.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
February 26, 1998